                                                                     EXHIBIT 1.1




                                                                     DRAFT AS OF
                                                              SEPTEMBER 18, 1997



                               15,500,000 Shares

                            J. D. EDWARDS & COMPANY

                    COMMON STOCK (PAR VALUE $.001 PER SHARE)



                             UNDERWRITING AGREEMENT



                              _____________, 1997
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                                                             _____________, 1997





Morgan Stanley & Co. Incorporated
Deutsche Morgan Grenfell Inc.
Robertson, Stephens & Company LLC
c/o      Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036

Morgan Stanley & Co. International Limited
Morgan Grenfell & Co. Limited
Robertson, Stephens & Company LLC
c/o      Morgan Stanley & Co. International Limited
         25 Cabot Square, Canary Wharf
         London, E14 4QA, England

Dear Sirs and Mesdames:

                 J. D. Edwards & Company, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below), and certain stockholders of the Company (the "Selling Stockholders") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 15,500,000 shares of the Common Stock, par value $0.001 per share, of the Company (the "Firm Shares"), of which 12,500,000 shares are to be issued and sold by the Company and 3,000,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto.

                 It is understood that, subject to the conditions hereinafter stated, 12,400,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 3,100,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Deutsche Morgan Grenfell Inc. and Robertson, Stephens




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& Company LLC, shall act as representatives (the "U.S. Representatives")
of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Morgan Grenfell & Co. Limited and Robertson, Stephens & Company LLC shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

The Company also proposes to issue and sell and certain Selling Stockholders propose to sell to the several U.S. Underwriters not more than an additional 2,325,000 shares of the Company's common stock, par value $0.001 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes referred to individually as a "Seller" or collectively as the "Sellers."

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply



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and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.


          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Other than J.D. Edwards World Solutions Company, J.D. Edwards World Source Company and J.D. Edwards (UK) Ltd. (each a "Significant Subsidiary," and collectively the "Significant Subsidiaries"), the Company has no other significant subsidiaries as defined in paragraph (w) of Rule 1.02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

          (e) Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) This Agreement has been duly authorized, executed and delivered to the Company.

          (g) On the Closing Date, the authorized capital stock of the Company, in all material respects, will conform as to legal matters to the description thereof contained in the Prospectus.



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          (h)  The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or other similar rights.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such consents, approvals, authorizations, orders or qualifications which if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendment or supplements thereto subsequent to the date of this Agreement), which change is material to the Company and its subsidiaries, taken as a whole.

          (l) Except in each case as described in or contemplated by the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have neither incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business, (ii) other than the repurchases of shares pursuant to the Company's Stock Plan for Employees and the Company's Restricted Stock Grant Plan, the Company has neither purchased any shares of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of its capital stock of any kind except certain net purchases of options issued under the Company's stock option plans upon termination of employment of the optionee in accordance with the terms of such stock option plans and related agreements and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company;





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          (m)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property taken as a whole and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus;

          (n) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent.

          (o) The Company and each of its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, and neither the Company nor any of such subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, in each case except as described in or contemplated by the Prospectus, which cost is material to the Company and its subsidiaries, taken as a whole;

          (p) There are no legal or governmental proceedings pending, or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that, if determined adversely to the Company, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (q) The Company and its Significant Subsidiaries have obtained all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates or permits or to make such declarations or filings would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the




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Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus, which change is material to the Company and its subsidiaries, taken as a whole.

          (r) Each preliminary prospectus filed as part of an amendment to the registration statement (except for information relating to share price and share numbers and information derived therefrom in Amendment No. 1 to the Registration Statement filed on August 8, 1997), or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (t) Except as described in the Prospectus, (i) the Company and its subsidiaries own or possess or can acquire on reasonable terms adequate licenses or other rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, and trade names currently employed by them in connection with the business now operated by it, except to the extent that the failure to own, possess or acquire any of the foregoing would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) neither the Company nor its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, which change is material to the Company and its subsidiaries, taken as a whole.

          (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.



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          (v)  There are no costs or liabilities associated with Environmental
Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (x) The Company and its Significant Subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (y) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the amounts reflected on the Company's balance sheet for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (z) As of the date the Registration Statement becomes effective, the Common Stock will be authorized for listing on the Nasdaq National Market upon official notice of issuance.

     2A. REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS. Each of the Selling Stockholders, represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and Harris Trust Company of California, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law, or the certificate of incorporation or bylaws or other charter documents of such Selling Stockholder (if such Selling Stockholder is a corporation), or



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any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, except for such contravention that would not have a material adverse effect on such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this

          (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, such Selling Stockholder's Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

          (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been fully paid.

          (e) Such Selling Stockholder's Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

          (f) Assuming the Underwriters purchase the Shares to be sold by each Selling Stockholder for value, in good faith and without notice of adverse claim within the meaning of Article VIII of the Uniform Commercial Code, upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, the Underwriters will receive good and valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (g) All information furnished in writing by or on behalf of such Selling Stockholder for use in the Registration Statement and Prospectus is, and on the Closing Date will be, true, correct and complete, and (i) such information included in the Registration Statement does not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading, and
(ii) such information included in the Prospectus does not on the effective date, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information, in the light of the circumstances under which they were made, not misleading.

     2B. REPRESENTATIONS AND WARRANTIES OF FOUNDER. C. Edward McVaney (the "Founder") represents and warrants to and agrees with each of the Underwriters that, to the best of Founder's knowledge:




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          (a)  (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2B(a) do not apply to statements or omissions in the Registration Statement based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from each Seller at U.S. $_____ per share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller hereunder as the number of Firm Shares set forth in Schedules II and III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters up to 2,325,000 Additional Shares and each Selling Stockholder who has a number of Additional Shares set forth in Schedule II opposite such Selling Stockholder's name on such Schedule (an "Overallotment Selling Stockholder") agrees, severally and not jointly, to sell to the U.S. Underwriters such number of Additional Shares (with the aggregate of all Additional Shares to be sold by all Overallotment Selling Stockholders to be ________ Additional Shares), and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to _________ Additional Shares, at the Purchase Price. If you, on behalf of the U.S. Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, at One Technology Way, Denver, Colorado 80237, Attention: Chief Financial Officer, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares. If less than all of such




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Additional Shares are purchased, then the Additional Shares so purchased shall be purchased first from the Overallotment Selling Stockholders set forth on
Schedule I hereto pro rata in proportion to the number of Additional Shares set forth opposite the Overallotment Selling Stockholder's name on Schedule I bears to the aggregate number of Additional Shares set forth on Schedule I hereto and any remaining Additional Shares shall then be purchased from the Company.

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to be sold hereunder, (b) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security described in the Prospectus, (c) the grant of options to purchase Common Stock under the Company's employee benefit plans, (d) the issuance by the Company of any shares of Common Stock pursuant to the Company's Employee Stock Purchase Plan or (e) the issuance by the Company of any shares of Common Stock to the Company's Employee Stock Ownership Plan or (f) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering contemplated by this Agreement. In addition, notwithstanding the foregoing, (i) if the undersigned is an individual, he or she may transfer any or all of the shares of Common Stock either during his or her lifetime or on death by will of intestacy to his or her immediate family or to a trust with beneficiaries that are exclusively the undersigned and/or a member or members of his or her immediate family; (ii) if the undersigned is a trust, the trust may transfer any shares of Common Stock to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; (iii) if the undersigned is a partnership, the partnership may transfer any shares of Common Stock to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer any such shares of Common Stock by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; and (iv) if the undersigned is a corporation, the corporation may transfer any shares of Common Stock to any stockholder of such corporation, and any stockholder who is an individual may transfer any such shares of Common Stock by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; provided, however, that with regard to any transfer under provisions (i) through (iv) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter, and there shall be no further transfer of such shares of Common Stock except in accordance with this paragraph. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother, or sister of the transferor. In addition, each Seller agrees





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that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Company agrees that without the prior written consent of Morgan Stanley & Co. Incorporated, it will not release any stockholder of the Company from any lock-up or similar agreement restricting the sale or transfer of securities of the Company.

     4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S. $____ per share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $____ per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $____ per share, to any Underwriter or to certain other dealers.

     5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m. New York City time, on _________, 1997, or at such other time on the same or such other date, in any event not later than __________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m. New York City time, on the date specified in the notice described in
Section 3 or at such other time on the same or on such other date, in any event not later than ___________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [__________] (New York City time) on the date hereof.

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus;

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the corporation laws of, and is in good standing as such, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the corporation laws of, and is in good standing as such, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the Agreement and Plan of Merger dated August 19, 1997 (the "Plan of Merger") by and between the Company and J.D. Edwards & Company, a Colorado corporation ("J.D. Edwards"), has been duly authorized by all necessary board of directors and stockholder action on part of the Company and J.D. Edwards and has been duly executed and delivered by each of the parties thereto. The execution and delivery of the Plan of Merger and the consummation of the merger contemplated thereby does not contravene any provision of applicable federal, Colorado or Delaware corporate law or the certificate of incorporation or bylaws of the Company or the certificate of incorporation or bylaws of J.D. Edwards or any agreement or other instrument binding upon the Company or Significant Subsidiaries that is material to the Company or its Significant Subsidiaries, taken as a whole and that is set forth as an exhibit to the Registration Statement, or, to such counsel's knowledge, any judgment or decree of any governmental body, agency or court having jurisdiction over the Company or J.D. Edwards, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company and J.D. Edwards of its obligations under the Plan of Merger except such as have been obtained, except such consent, approval, authorization, order or qualification which if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The merger contemplated by the Plan of Merger is effective under the laws of the State of Colorado and the State of Delaware.

               (iv) the authorized capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof under "Description of Capital Stock" in the Prospectus;

               (v) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, non-assessable and, to such counsel's knowledge, fully paid;

               (vi) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are non-assessable and, to such counsel's knowledge, fully paid and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (vii) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Shares will not be subject to any preemptive or, to such counsel's knowledge, similar rights;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company;

               (ix) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable federal, Colorado or Delaware corporation law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, and that is set forth as an exhibit to the Registration Statement or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such consent, authorization, approval, order or qualification which if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (x) the statements (A) in the Prospectus under the captions "Management -- Employee Benefit Plans," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," and "Underwriters" (to the extent of the description of this Agreement) and
     (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (xi) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and, to such counsel's knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (xii) the Company is not and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (xiii) such counsel's knowledge, except as disclosed or specifically contemplated by the Prospectus, there is no owner of any securities of the Company that has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

               (xiv) to such counsel's knowledge except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are not outstanding any options, warrants or other rights calling for the issuance of, and no commitments, current plans or arrangements entered into by the Company to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

               (xv) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.


     In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings (in addition to those described in paragraphs (i) through (xv) above), such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed; provided, such counsel may state that they have not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus.

     Such counsel shall also state that based upon its participation as described in the preceding paragraph, they confirm that they have no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which they need express no belief) (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Prospectus, on the effective date and such date or dates as such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of Colorado and the general corporation law of the State of Delaware.

                          (d)     The Underwriters shall have received on the
Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                                  (i)      this Agreement has been duly
         authorized, executed and delivered by or on behalf of each of the Selling Stockholders;

                                  (ii)     the execution and delivery by each
         Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Powers of Attorney of such Selling Stockholder will not contravene any provision of applicable federal, California or Delaware corporate law, or the certificate of incorporation or by-laws or other charter documents of such Selling Stockholder (if such Selling Stockholder is a corporation), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder; and, to such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except such consent, approval, authorization, order or qualification which if not obtained would not have a material adverse effect on such Selling Stockholder and would not materially impair the performance by such Selling Stockholder of its obligations under this Agreement;

                                  (iii)    to such counsel's knowledge, each
         Selling Stockholder has valid marketable title to the Shares to be sold by such Selling Stockholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, Custody Agreement and the Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

                                  (iv)     the Power of Attorney and the
         Custody Agreement of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder; and

                                  (v)      assuming the Underwriters purchase
         the Shares to be sold by each Selling Stockholder for value, in good faith and without notice of any adverse claim within the meaning of
         Article VIII of the Uniform Commercial Code, upon delivery of and payment for the Shares to be sold by each Selling Stockholder pursuant to this Agreement, the Underwriters will receive valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                 In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of California and the general corporation law of the State of Delaware.

                          (e)     The Underwriters shall have received on the
Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (vii), (viii), (x) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters" to the extent of the description of this Agreement) and the second to last paragraph of paragraph (c) above.

                 With respect to the second to last paragraph of paragraph (c) above Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are issued without independent check or verification except as specified. With respect to paragraph (d) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, may rely upon an opinion or opinions of counsel for any Selling Stockholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Stockholder and in other documents and instruments; provided that (A) each such counsel for the Selling Stockholders is satisfactory to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP and (D) Wilson Sonsini Goodrich & Rosati, Professional Corporation, shall state in its opinion that it is justified in relying on each such other opinion.

                 The opinions of Wilson Sonsini Goodrich & Rosati, Professional Corporation, described in paragraphs (c) and (d) above, and any additional opinions of counsel for any Selling Stockholder referred to in paragraph (d) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                          (f) The Underwriters shall have received, on each of
the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the underwriters, from Price Waterhouse LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                          (g)     The "lock-up" agreements each substantially
in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                          (h)     The Shares to be sold under this Agreement to
the Underwriters shall be duly authorized for quotation on the Nasdaq National Market.

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                 7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                          (a)     To furnish to you, without charge, four
signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                          (b)     Before amending or supplementing the
Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                          (c)     If, during such period after the first date
of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                          (d)     To endeavor to qualify the Shares for offer
and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                          (e)     To make generally available to the Company's
security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending [December 31, 1998,] that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants and counsel for the Selling Stockholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement and the Registration Statement on Form 8-A, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                 Each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder.

                 The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                 9.       INDEMNITY AND CONTRIBUTION.

                          (a)     The Company, and the Founder, jointly and
severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Notwithstanding the foregoing provisions of this paragraph (a), each Underwriter agrees with the Company and the Founder that any claim for indemnity (including a claim for reimbursement of expenses) pursuant to this Section 9(a) or for breach of any representations and warranties under Section 2B shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the limitation on the aggregate liability of the Founder set forth below, shall only then be satisfied by the Founder only to the extent that such claim has not been satisfied in full by the Company within the 60 day period following the date requested for payment. The liability of the Founder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Founder (after deducting underwriting discounts and commissions) from the offering of the Shares sold by such Founder.

                          (b)     The Selling Stockholders (other than the
Founder) agree, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either such Sections, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Selling Stockholder (after deducting underwriting discounts and commissions) from the offering of the Shares sold by such Selling Stockholder.

                          (c)     Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, the Founder, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company, the Founder or any other Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.

                          (d)     In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this
Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Founder and Selling Stockholders and all persons, if any, who control the Founder and any Selling Stockholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Founder and any Selling Stockholders and such control persons of the Founder and Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                          (e)     To the extent the indemnification provided
for in paragraph (a), (b) or (c) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers (including the Founder) on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers (including the Founder) on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers (including the Founder) or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                          (f)     The Sellers (including the Founder) and the
Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount by which the net proceeds of the offering (after deducting underwriting discounts and commissions) received by such Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                          (g)     The aggregate liability of each of the Selling
Stockholders under the indemnity, contribution and reimbursement agreements contained in Section 9 hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholder (after deducting underwriting discounts and commissions) from the Underwriters for the sale of the Shares sold by such Selling Stockholders. The aggregate liability of the Founder under the representations and warranties contained in Section 2B hereof and under the indemnity, contribution and reimbursement agreements contained in Section 9 hereof shall be limited to an amount equal to the net proceeds received by such Founder (after deducting underwriting discounts and commissions) from the Underwriters for the Shares sold by the Founder. Notwithstanding the foregoing, each Underwriter agrees with the Company and the Founder that any claim for indemnity (including a claim for reimbursement of expenses) pursuant to Section 9(a) or for breach of any representations and warranties under Section 2B shall first be sought by such Underwriter to be satisfied in full by the Company and, subject to the limitation on the aggregate liability of the Founder set forth in this Section 9(g), shall only then be satisfied by the Founder only to the extent that such claim has not been satisfied in full by the Company within the 60 day period following the date requested for payment. The liability of the Founder under the indemnity, contribution and reimbursement agreements contained in Section 9 hereof shall not be affected by whether or not the representations or warranties of the Founder contained in Section 2B hereof are true.

                          (h)     The indemnity and contribution provisions
contained in this Section 9 and the representations and warranties and other statements of the Company, the Founder and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Founder, any other Selling Stockholder or any person controlling the Founder or any other Selling Stockholder, or the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                 10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters should fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, then the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names in
Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters or in such other proportions as you may specify, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company, the Founder and the other Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the Founder or the other Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or

(ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                            Very truly yours,


                                            J.D. EDWARDS & COMPANY
                                            By:
                                                ------------------------------
                                            Title:
                                                   ---------------------------



                                            THE FOUNDER


                                            ----------------------------------
                                            C. Edward McVaney

                                            THE SELLING STOCKHOLDERS NAMED
                                            IN SCHEDULE I HERETO


                                            By:
                                                ------------------------------
                                                Attorney-in-fact

Accepted: ____________, 1997

MORGAN STANLEY & CO.                    MORGAN STANLEY & CO. INTERNATIONAL
  INCORPORATED                            LIMITED
DEUTSCHE MORGAN GRENFELL INC.           MORGAN GRENFELL & CO. LIMITED
ROBERTSON, STEPHENS & COMPANY LLC       ROBERTSON, STEPHENS & COMPANY LLC

Acting severally on behalf of           Acting severally on behalf of themselves
themselves and the several U.S.         and the several International
Underwriters named in Schedule II       Underwriters named in Schedule III
hereto.                                 hereto.

By: Morgan Stanley & Co.               By: Morgan Stanley & Co. International
    Incorporated                           Limited

By:                                     By:
    --------------------------------        -----------------------------------

Title:                                  Title:
       -----------------------------           --------------------------------

                                   SCHEDULE I




                                                                  Number of            Number of
                                                                 Firm Shares       Additional Shares
                   SELLING STOCKHOLDER                            To Be Sold           To Be Sold
                   -------------------                            ----------           ----------
                      Total . . . . . . . . . . . . . . .
                                                                  ----------           ----------

                                  SCHEDULE II


                               U.S. UNDERWRITERS



                                                                                               Number of
                                                                                              Firm Shares
                   UNDERWRITER                                                              To Be Purchased
                   -----------                                                              ---------------
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . .
Deutsche Morgan Grenfell Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Robertson, Stephens & Company LLC . . . . . . . . . . . . . . . . . . . . . . . . .



                Total Firm Shares   . . . . . . . . . . . . . . . . . . . . . . . .

                                  SCHEDULE III


                           INTERNATIONAL UNDERWRITERS



                                                                                               Number of
                                                                                              Firm Shares
                   UNDERWRITER                                                              To Be Purchased
                   -----------                                                              ---------------
Morgan Stanley & Co. International Limited  . . . . . . . . . . . . . . . . . . . .
Morgan Grenfell & Co. Limited . . . . . . . . . . . . . . . . . . . . . . . . . . .
Robertson, Stephens & Company LLC . . . . . . . . . . . . . . . . . . . . . . . . .





                Total Firm Shares   . . . . . . . . . . . . . . . . . . . . . . . .





                                     III-1

                                   EXHIBIT A


                             J.D. EDWARDS & COMPANY
                                 LOCK-UP LETTER


                                                                  June ___, 1997


Morgan Stanley & Co. Incorporated
Deutsche Morgan Grenfell Inc.
Robertson, Stephens & Company LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with J.D. Edwards & Company, a Colorado corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of ____________ shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer, lend or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         In addition, notwithstanding the foregoing, (i) if the undersigned is an individual, he or she may transfer any or all of the Shares either during his or her lifetime or on death by will of intestacy to his or her immediate family or to a trust with beneficiaries that are exclusively the undersigned and/or a member or members of his or her immediate family; (ii) if the undersigned is a trust, the trust may transfer any Shares to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors;
(iii) if the undersigned is a partnership, the partnership may transfer any Shares to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, and any partner who is an individual may transfer any such Shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; and (iv) if the undersigned is a corporation, the corporation may transfer any Shares to any stockholder of such corporation, and any stockholder who is an individual may transfer any such Shares by gift, will or intestate succession to his or her spouse or lineal descendants or ancestors; provided, however, that with regard to any transfer under provisions
(i) through (iv) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter, and there shall be no further transfer of such Shares except in accordance with this letter. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother, or sister of the transferor.

         This letter shall terminate and be of no further effect if the Registration Statement for the Public Offering is not declared effective by the Securities and Exchange Commission by December 31, 1997.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                            Very truly yours,


                                            -----------------------------------
                                            (Signature)

                                            -----------------------------------
                                            (Print Name)

                                 Address:   -----------------------------------

                                            -----------------------------------



                                      A-2